Exhibit 4.1

Execution Version

STONEMOR OPERATING LLC, CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC. and OSIRIS HOLDING OF MARYLAND SUBSIDIARY, INC.

AND

THE GUARANTORS NAMED HEREIN,

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of May 24, 2013

to

Indenture

Dated as of November 24, 2009

10.25% Senior Notes due 2017

THIS SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 24, 2013, is by and among StoneMor Operating LLC, a Delaware limited liability company (the “Company”), Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone Co”) and Osiris Holding of Maryland Subsidiary, Inc., a Maryland corporation (“Osiris Co” and together with the Company and Cornerstone Co, the “Issuers”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), the Subsidiary Guarantors listed on Schedule 1 hereto (such Subsidiary Guarantors, together with the Partnership, being called the “Guarantors”), and Wilmington Trust, National Association, a national banking association, as successor trustee by merger to Wilmington Trust FSB (the “Trustee”).

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered that certain Indenture, dated as of November 24, 2009, as amended and supplemented (the “Indenture”);

WHEREAS, on November 24, 2009, the Issuers issued $150,000,000 in aggregate principal amount of its 10.25% Senior Notes due 2017 (collectively, the “Notes”);

WHEREAS, $150,000,000 in aggregate principal amount of Notes is currently outstanding;

WHEREAS, Section 8.02 of the Indenture provides that, with the consent of Holders of a majority in principal amount of the Notes then outstanding (excluding any Notes owned by the Issuers or any of their Affiliates), the Issuers and the Guarantors, when each is authorized by a Board Resolution of its Board of Directors, and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture, the Notes or the Note Guarantees (subject to certain exceptions);

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a Board Resolution of the Board of Directors of each of the Issuers and the Guarantors;

WHEREAS, the Issuers desire and have requested the Trustee to join with them and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 8.02 of the Indenture;

WHEREAS, the Issuers have been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in their Offer to Purchase and Consent Solicitation Statement dated May 13, 2013 and the related consent and letter of transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);

WHEREAS, (1) the Issuers have received the consent of the Holders of a majority in principal amount of the outstanding Notes (excluding any Notes owned by the Issuers or any of their Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Issuers have delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 8.06 of the Indenture and (3) the Issuers and the Guarantors have satisfied all other conditions required under Article 8 of the Indenture to enable the Issuers, the Guarantors and the Trustee to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1 Amendments to Articles 3, 4, 5 and 6 of the Indenture. The Indenture is hereby amended by (1) substituting the words “three Business Days” for “30” in Section 3.03(a) of the Indenture and (2) deleting the following Sections, paragraphs or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.02 (Reports to Holders);

Section 4.03 (Waiver of Stay, Extension and Usury Laws);

Section 4.04(b) (Compliance Certificate; Notice of Default);

Section 4.05 (Payment of Taxes and Other Claims);

Section 4.08 (Compliance with Laws);

Section 4.09 (Maintenance of Properties and Insurance);

Section 4.10 (Limitations on Additional Indebtedness);

Section 4.11 (Limitations on Restricted Payments);

Section 4.12 (Limitations on Asset Sales);

Section 4.13 (Limitations on Transactions with Affiliates);

Section 4.14 (Limitations on Liens);

Section 4.15 (Change of Control);

Section 4.16 (Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries);

Section 4.18 (Conduct of Business);

Section 4.19 (Limitations on Designation of Unrestricted Subsidiaries);

Section 4.20 (Additional Note Guarantees);

Clause (2) of Section 5.01(a) (Limitations on Mergers, Consolidations, Etc.); and

Clauses (f) and (g) of Section 6.01 (Events of Default).

Section 1.2 Amendments to Notes. The Notes are hereby amended to substitute the words “three Business Days” for the words “30 days” in the first sentence of paragraph 6 thereof and to delete all provisions inconsistent with the other amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4 Successors. All agreements of the Issuers and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

Section 2.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Issuers, pursuant to the Tender Offer, of a majority in principal amount of the outstanding Notes (excluding, for this purpose, any Notes owned by the Issuers or any of their Affiliates), with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur. The Issuers shall notify the Trustee in writing promptly after the occurrence of such purchase or promptly after the Issuers shall determine that such purchase will not occur.

Section 2.9 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Issuers, with a notation as follows:

“Effective as of May 24, 2013, certain restrictive covenants of the Issuers and certain Events of Default have been eliminated and the minimum notice period for optional redemptions has been reduced from 30 days to three Business Days, all as provided in the Seventh Supplemental Indenture, dated as of May 24, 2013. Reference is hereby made to such Seventh Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

ISSUERS:

STONEMOR OPERATING LLC

By:	/s/ Michael L. Stache
Michael L. Stache
Senior Vice President and Chief Operating Officer

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

OSIRIS HOLDING OF MARYLAND SUBSIDIARY, INC.

By:	/s/ Michael L. Stache
Michael L. Stache
President and Chief Executive Officer

PARENT GUARANTOR:

STONEMOR PARTNERS L.P.
By:	StoneMor GP LLC, its General Partner

By:	/s/ Timothy K. Yost
Timothy K. Yost
Chief Financial Officer and Secretary

SUBSIDIARY GUARANTORS:

THE ENTITIES LISTED ON SCHEDULE 1 HERETO, as Subsidiary Guarantors

By:	/s/ Michael L. Stache
Michael L. Stache
President

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION (successor by merger to Wilmington Trust FSB), as Trustee

By:	/s/ Joseph P. O’Donnell
Joseph P. O’Donnell
Vice President

SCHEDULE 1

ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC.

ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC.

ARLINGTON DEVELOPMENT COMPANY

AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY

BIRCHLAWN BURIAL PARK SUBSIDIARY, INC.

BRONSWOOD CEMETERY, INC.

CEDAR HILL FUNERAL HOME, INC.

CEMETERY INVESTMENTS SUBSIDIARY, INC.

CHAPEL HILL ASSOCIATES, INC.

CHAPEL HILL FUNERAL HOME, INC.

COLUMBIA MEMORIAL PARK SUBSIDIARY, INC.

CORNERSTONE FAMILY INSURANCE SERVICES, INC.

CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.

COVINGTON MEMORIAL FUNERAL HOME, INC.

COVINGTON MEMORIAL GARDENS, INC.

COVENANT ACQUISITION SUBSIDIARY, INC.

ELOISE B. KYPER FUNERAL HOME, INC.

FOREST LAWN GARDENS, INC.

FOREST LAWN MEMORIAL CHAPEL INC.

FOREST LAWN MEMORY GARDENS INC.

GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC.

HENRY MEMORIAL PARK SUBSIDIARY, INC.

KIRIS SUBSIDIARY, INC.

LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.

LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC.

LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC.

LAURELWOOD HOLDING COMPANY

LEGACY ESTATES, INC.

LOEWEN [VIRGINIA] SUBSIDIARY, INC.

LORRAINE PARK CEMETERY SUBSIDIARY, INC.

MODERN PARK DEVELOPMENT SUBSIDIARY, INC.

OAK HILL CEMETERY SUBSIDIARY, INC.

OSIRIS HOLDING FINANCE COMPANY

OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC.

OSIRIS MANAGEMENT, INC.

OSIRIS TELEMARKETING CORP.

PERPETUAL GARDENS.COM, INC.

PRINCE GEORGE CEMETERY CORPORATION

PVD ACQUISITIONS SUBSIDIARY, INC.

ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY

ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED

ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION

RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC.

SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC.

SIERRA VIEW MEMORIAL PARK

SOUTHERN MEMORIAL SALES SUBSIDIARY, INC.

SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC.

STAR CITY MEMORIAL SALES SUBSIDIARY, INC.

STEPHEN R. HAKY FUNERAL HOME, INC.

STITHAM SUBSIDIARY, INCORPORATED

STONEMOR ALABAMA SUBSIDIARY, INC.

STONEMOR CALIFORNIA, INC.

STONEMOR CALIFORNIA SUBSIDIARY, INC.

STONEMOR GEORGIA SUBSIDIARY, INC.

STONEMOR HAWAII SUBSIDIARY, INC.

STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC.

STONEMOR OHIO SUBSIDIARY, INC.

STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC.(FORMERLY

SCI PUERTO RICO FUNERAL AND CEMETERY SERVICES, INC.)

STONEMOR TENNESSEE SUBSIDIARY, INC.

STONEMOR WASHINGTON, INC.

SUNSET MEMORIAL GARDENS SUBSIDIARY, INC.

SUNSET MEMORIAL PARK SUBSIDIARY, INC.

TEMPLE HILL SUBSIDIARY CORPORATION

THE VALHALLA CEMETERY SUBSIDIARY CORPORATION

VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION

W N C SUBSIDIARY, INC.

WICOMICO MEMORIAL PARKS SUBSIDIARY, INC.

WILLOWBROOK MANAGEMENT CORP.

ALLEGHANY MEMORIAL PARK LLC

ALTAVISTA MEMORIAL PARK LLC

BIRCHLAWN BURIAL PARK LLC

CEMETERY INVESTMENTS LLC

CEMETERY MANAGEMENT SERVICES, L.L.C.

CEMETERY MANAGEMENT SERVICES OF MID-ATLANTIC STATES, L.L.C.

CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C.

CMS WEST LLC

CMS WEST SUBSIDIARY LLC

COLUMBIA MEMORIAL PARK LLC

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC

CORNERSTONE FUNERAL AND CREMATION SERVICES LLC

COVENANT ACQUISITION LLC

GLEN HAVEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK LLC

HENLOPEN MEMORIAL PARK SUBSIDIARY LLC

HENRY MEMORIAL PARK LLC

JUNIATA MEMORIAL PARK LLC

KIRIS LLC

LAKEWOOD/HAMILTON CEMETERY LLC

LAKEWOOD MEMORY GARDENS SOUTH LLC

LAUREL HILL MEMORIAL PARK LLC

LOEWEN [VIRGINIA] LLC

LORRAINE PARK CEMETERY LLC

MODERN PARK DEVELOPMENT LLC

OAK HILL CEMETERY LLC

OSIRIS HOLDING OF MARYLAND LLC

OSIRIS HOLDING OF PENNSYLVANIA LLC

OSIRIS HOLDING OF RHODE ISLAND LLC

PLYMOUTH WAREHOUSE FACILITIES LLC

PVD ACQUISITIONS LLC

ROCKBRIDGE MEMORIAL GARDENS LLC

ROLLING GREEN MEMORIAL PARK LLC

ROSE LAWN CEMETERIES LLC

ROSELAWN DEVELOPMENT LLC

RUSSELL MEMORIAL CEMETERY LLC

SHENANDOAH MEMORIAL PARK LLC

SOUTHERN MEMORIAL SALES LLC

SPRINGHILL MEMORY GARDENS LLC

STAR CITY MEMORIAL SALES LLC

STITHAM LLC

STONEMOR ALABAMA LLC

STONEMOR ARKANSAS SUBSIDIARY LLC

STONEMOR CEMETERY PRODUCTS LLC

STONEMOR COLORADO LLC

STONEMOR COLORADO SUBSIDIARY LLC

STONEMOR FLORIDA LLC

STONEMOR FLORIDA SUBSIDIARY LLC

STONEMOR GEORGIA LLC

STONEMOR HAWAII LLC

STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC

STONEMOR HOLDING OF PENNSYLVANIA LLC

STONEMOR ILLINOIS LLC

STONEMOR ILLINOIS SUBSIDIARY LLC

STONEMOR INDIANA LLC

STONEMOR INDIANA SUBSIDIARY LLC

STONEMOR IOWA LLC

STONEMOR IOWA SUBSIDIARY LLC

STONEMOR KANSAS LLC

STONEMOR KANSAS SUBSIDIARY LLC

STONEMOR KENTUCKY LLC

STONEMOR KENTUCKY SUBSIDIARY LLC

STONEMOR MICHIGAN LLC

STONEMOR MICHIGAN SUBSIDIARY LLC

STONEMOR MISSISSIPPI LLC

STONEMOR MISSISSIPPI SUBSIDIARY LLC

STONEMOR MISSOURI LLC

STONEMOR MISSOURI SUBSIDIARY LLC

STONEMOR NORTH CAROLINA LLC

STONEMOR NORTH CAROLINA SUBSIDIARY LLC

STONEMOR OHIO LLC

STONEMOR OKLAHOMA LLC

STONEMOR OKLAHOMA SUBSIDIARY LLC

STONEMOR OREGON LLC

STONEMOR OREGON SUBSIDIARY LLC

STONEMOR PENNSYLVANIA LLC

STONEMOR PENNSYLVANIA SUBSIDIARY LLC

STONEMOR PUERTO RICO LLC

STONEMOR PUERTO RICO SUBSIDIARY LLC

STONEMOR SOUTH CAROLINA LLC

STONEMOR SOUTH CAROLINA SUBSIDIARY LLC

STONEMOR WASHINGTON SUBSIDIARY LLC

SUNSET MEMORIAL GARDENS LLC

SUNSET MEMORIAL PARK LLC

TEMPLE HILL LLC

THE VALHALLA CEMETERY COMPANY LLC

TIOGA COUNTY MEMORIAL GARDENS LLC

VIRGINIA MEMORIAL SERVICE LLC

WNCI LLC

WICOMICO MEMORIAL PARKS LLC

WOODLAWN MEMORIAL PARK SUBSIDIARY LLC